EXHIBIT 99.1
News Release
Contacts:
Integra LifeSciences Holdings Corporation
John B. Henneman, III                    Investor Relations:
Corporate Vice President,                 Angela Steinway
Finance and Administration,                 (609) 936-2268
and Chief Financial Officer
(609) 275-0500     angela.steinway@integralife.com

Integra LifeSciences Reports Fourth Quarter 2013 Financial Results
Increases Fourth Quarter Revenues 3% to $221 Million
Introduces 2014 Full-Year Guidance

Plainsboro, New Jersey, February 25, 2014 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter ending December 31, 2013. Total revenues for the fourth quarter were $220.8 million, reflecting an increase of $6.3 million, or 3.0%, over the fourth quarter of 2012. Total revenues in the full year of 2013 were $836.2 million, reflecting an increase of $5.3 million, or 0.6%, over 2012.
Excluding the contribution of revenues from discontinued products, revenues increased 3.5% over the fourth quarter of 2012 and 1.2% over the full year 2012. Currency had a negligible impact on revenues in both the quarter and full year periods.
The Company reported GAAP net income of $12.2 million, or $0.40 per diluted share, for the fourth quarter of 2013, compared to GAAP net income of $12.8 million, or $0.46 per diluted share, for the fourth quarter of 2012. The Company reported GAAP net loss of $(17.0) million, or $(0.60) per diluted share, for the full year 2013, compared to GAAP net income of $41.2 million, or $1.44 per diluted share in 2012.
Net income for the fourth quarter of 2013, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $23.8 million, or $0.78 per diluted share, compared to adjusted net income of $22.0 million, or $0.78 per diluted share, in the fourth quarter of 2012. Adjusted net income for the full year 2013, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $70.6 million, or $2.45 per diluted share, compared to $87.2 million, or $3.06 per diluted share in 2012.
“Our organization overcame significant challenges in 2013, and I am excited about the opportunities ahead,” said Peter Arduini, President and Chief Executive Officer. “Our quality and operations teams are strengthened and stabilized, and our commercial teams are launching significant new products, including DuraSeal(R) product lines and our Titan(TM) Shoulder System. We look forward to making further headway on our strategic optimization and growth objectives in 2014.”
Integra generated $11.7 million of cash flows from operations and invested $10.1 million in capital expenditures in the fourth quarter of 2013. For the full year ended December 31, 2013, Integra's cash flows from operations totaled $53.3 million and cash invested in capital expenditures was $47.9 million.
Adjusted EBITDA for the fourth quarter of 2013 was $43.1 million, an increase from $40.7 million in the fourth quarter of the prior year. Adjusted EBITDA excluding stock-based compensation for the fourth quarter of 2013 was $45.9 million, an increase from $43.1 million in the fourth quarter of the prior year. Adjusted EBITDA for the full year 2013 was $138.9 million, a decrease of 16.5% compared to the prior year. Adjusted EBITDA excluding stock-based compensation for the full year 2013 was $149.3 million, a decrease of 14.9% compared to the prior year.

Outlook for 2014
The Company expects 2014 revenues for the full year to be between $920 million and $940 million. The Company expects its GAAP earnings per diluted share for the full year to be between $1.46 and $1.64 and adjusted earnings per diluted share to be between $3.00 and $3.18. This guidance includes the contribution expected from the DuraSeal acquisition, which was completed on January 15, 2014.
“Our plan for 2014 anticipates strong execution, both by our sales organizations and on the cost savings initiatives underway," said Jack Henneman, Chief Financial Officer. “We expect to improve both profit margins and cash flow substantially versus 2013."
Integra plans to report DuraSeal revenues in its U.S. Neurosurgery and International business segments. Further, the Company expects to provide total revenue contribution from this acquisition during 2014.
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 8:30 AM ET today, Tuesday, February 25, 2014 to discuss financial results for the fourth quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 913-312-0420 and using the passcode 5662291. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through March 15, 2014 by dialing 719-457-0820 and using the passcode 5662291. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net (loss)/income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, certain expenses associated with product recalls, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading "Risk Factors" included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2012 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues and the contribution of revenues from discontinued products in both the current and prior periods' revenues.  The various measures of adjusted EBITDA consist of GAAP net (loss)/income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net (loss)/income, excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) structural optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) certain expenses associated with product recalls; (viii) impairment charges; (ix) intangible asset amortization expense; (x) convertible debt non-cash interest; and (xi) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding.  Because the Company reported a GAAP net loss during the full year ended December 31, 2013, the calculation of GAAP diluted weighted average shares outstanding for the full year 2013 period excludes the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive.

Reconciliations of GAAP revenues to adjusted revenues for the quarter and year ended December 31, 2013 and GAAP net (loss)/income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP (losses)/earnings per diluted share to adjusted earnings per diluted share for the quarters and years ended December 31, 2013 and 2012 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total revenues	$220,769	$214,432	$836,214	$830,871

Costs and expenses:
Cost of goods sold	86,648	81,930	334,085	314,427
Research and development	14,511	12,864	52,088	51,012
Selling, general and administrative	98,537	96,529	394,250	373,114
Intangible asset amortization	3,037	4,551	12,697	18,536
Goodwill impairment charge	—	—	46,738	—
Total costs and expenses	202,733	195,874	839,858	757,089
Operating income (loss)	18,036	18,558	(3,644)	73,782
Interest income	53	312	443	1,205
Interest expense	(4,707)	(1,656)	(19,788)	(22,237)
Other income (expense), net	(257)	(603)	(1,801)	(721)
Income (loss) before income taxes	13,125	16,611	(24,790)	52,029
Income tax expense (benefit)	942	3,825	(7,813)	10,825
Net income (loss)	12,183	12,786	(16,977)	41,204
Diluted net income (loss) per share	$0.40	$0.46	$(0.60)	$1.44
Weighted average common shares outstanding for diluted net income (loss) per share	30,636	28,064	28,416	28,516

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
U.S. Neurosurgery	$46,373	$45,502	1.9%	$172,250	$171,278	0.6%
U.S. Instruments	40,890	41,591	(1.7)%	159,627	162,323	(1.7)%
U.S. Extremities	36,243	31,251	16.0%	134,683	122,847	9.6%
U.S. Spine & Other	46,526	47,725	(2.5)%	179,940	190,546	(5.6)%
International *	50,737	48,363	4.9%	189,714	183,877	3.2%
Total Revenue	$220,769	$214,432	3.0%	$836,214	$830,871	0.6%

Impact of changes in currency exchange rates	$(5)	$—		$(238)	$—
Total revenues excluding the effects of currency exchange rates	$220,764	$214,432	3.0%	$835,976	$830,871	0.6%

Total Revenue	$220,769	$214,432	3.0%	$836,214	$830,871	0.6%
Contribution of revenues from discontinued products**	$3,152	$4,200	(25.0)%	$13,432	$17,754	(24.3)%
Total revenues excluding the contribution of revenues from discontinued products	$217,617	$210,232	3.5%	$822,782	$813,117	1.2%

*The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument sales and private label (included in U.S. Spine & Other) product sales in those regions are managed by their respective U.S. divisions.

** The Company has made some changes to the products included in the category of revenues identified for discontinuation. Certain Private Label revenues were previously included in this category because they had been substantially reduced or eliminated because Integra's customers found other sources during the supply disruptions earlier this year. At this time, a subset of these revenues are now expected to recover, albeit to a lower level. As a result, these have been eliminated from the revenue disclosure and revised for the historical periods accordingly. In addition, a small product line was identified for discontinuation in our International business and was added to this amount for historical periods included in this report.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2013

Item	Total Amount	COGS(a)	SG&A(b)	R&D (c)	Amort.(d)	Interest Exp(Inc)(e)	Tax(f)
Manufacturing facility remediation costs	$381	$381	$—	$—	$—	$—	$—
Certain expenses associated with product recalls	1,987	1,987	—	—	—	—	—
Global ERP implementation charges	5,549	—	5,549	—	—	—	—
Structural optimization charges	1,763	781	982	—	—	—	—
Certain employee termination charges	1,175	635	540	—	—	—	—
Acquisition-related charges	2,120	1,447	45	628	—	—	—
Impairment charges	340	—	—	340	—	—	—
Intangible asset amortization expense	4,721	1,684	—	—	3,037	—	—
Convertible debt non-cash interest	1,598	—	—	—	—	1,598	—
Estimated income tax impact from adjustments and other items	(8,031)	—	—	—	—	—	(8,031)
Depreciation expense*	7,007
Stock-based compensation expense	2,798

*For the period ending December 31, 2013, "Depreciation expense" excludes $(413) already included in "Structural optimization charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc (Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Three Months Ended December 31, 2012
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Interest Exp/(Inc) (d)	Tax (e)
Manufacturing facility remediation costs	$746	$746	$—	$—	$—	$—
Global ERP implementation charges	4,287	—	4,287	—	—	—
Structural optimization charges	2,617	838	1,779	—	—	—
Certain employee termination charges	217	156	61	—	—	—
Discontinued product lines charges	310	310	—	—	—	—
Acquisition-related charges	485	485	—	—	—	—
Intangible asset amortization expense	6,132	1,582	—	4,550	—	—
Convertible debt non-cash interest	236	—	—	—	236	—
Estimated income tax impact from adjustments and other items	(5,850)	—	—	—	—	(5,850)
Depreciation expense	7,357
Stock-based compensation expense	2,420

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc(Exp) - Interest income (expense), net

e)	Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2013

Item	Total Amount	COGS(a)	SG&A(b)	R&D (c)	Amort.(d)	Goodwill (e)	Interest Exp(Inc)(f)	Tax(g)
Manufacturing facility remediation costs	$8,230	$7,948	$282	$—	$—	$—	$—	$—
Certain expenses associated with product recalls	3,431	3,266	165	—	—	—	—	—
Global ERP implementation charges	24,264	—	24,264	—	—	—	—	—
Structural optimization charges	8,793	4,105	4,688	—	—	—	—	—
Certain employee termination charges	1,205	665	540	—	—	—	—	—
Acquisition-related charges	3,113	2,169	316	628	—	—	—	—
Intangible asset amortization expense	19,390	6,693	—	—	12,697	—	—	—
Impairment charges	47,078	—	—	340	—	46,738	—	—
Convertible debt non-cash interest	6,463	—	—	—	—	—	6,463	—
Estimated income tax impact from adjustments and other items	(34,428)	—	—	—	—	—	—	(34,428)
Depreciation expense*	27,088
Stock-based compensation expense	10,393

*For the period ending December 31, 2013, "Depreciation expense" excludes $532 already included in "Structural optimization charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Goodwill - Goodwill impairment charge

f)	Interest Inc (Exp) - Interest income (expense), net

g)	Tax - Income tax expense

Twelve Months Ended December 31, 2012
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Interest Exp(Inc) (d)	Tax (e)
Manufacturing facility remediation costs	$7,939	$7,939	$—	$—	$—	$—
Global ERP implementation charges	16,384	—	16,384	—	—	—
Structural optimization charges	10,098	3,720	6,378	—	—	—
Certain employee termination charges	1,356	449	907	—	—	—
Discontinued product lines charges	1,368	1,368	—	—	—	—
Acquisition-related charges	2,808	2,808	—	—	—	—
Impairment charges	141	141	—	—	—	—
Intangible asset amortization expense*	24,991	6,455	—	18,536	—	—
Convertible debt non-cash interest	8,520	—	—	—	8,520	—
Estimated income tax impact from adjustments and other items	(27,590)	—	—	—	—	(27,590)
Depreciation expense	27,479
Stock-based compensation expense	9,051

* This amount excludes $141 of intangible asset amortization expense included in "impairment charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc(Exp) - Interest income (expense), net

e)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net (loss)/income	$12,183	$12,786	$(16,977)	$41,204
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	11,728	13,489	46,478	52,470
Other (income) expense, net	257	603	1,801	721
Interest (income) expense, net	4,654	1,344	19,345	21,032
Income tax expense (benefit)	942	3,825	(7,813)	10,825
Manufacturing facility remediation costs	381	746	8,230	7,939
Certain expenses associated with product recalls	1,987	—	3,431	—
Global ERP implementation charges	5,549	4,287	24,264	16,384
Structural optimization charges	1,763	2,617	8,793	10,098
Certain employee termination charges	1,175	217	1,205	1,356
Discontinued product lines charges	—	310	—	1,368
Acquisition-related charges	2,120	485	3,113	2,808
Impairment charges	340	—	47,078	141
Total of non-GAAP adjustments	30,896	27,923	155,925	125,142
Adjusted EBITDA	$43,079	$40,709	$138,948	$166,346
Stock-based compensation	2,798	2,420	10,393	9,051
Adjusted EBITDA excluding stock-based compensation	$45,877	$43,129	$149,341	$175,397

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net (loss) / income	$12,183	$12,786	$(16,977)	$41,204
Non-GAAP adjustments:
Manufacturing facility remediation costs	381	746	8,230	7,939
Certain expenses associated with product recalls	1,987	—	3,431	—
Global ERP implementation charges	5,549	4,287	24,264	16,384
Structural optimization charges	1,763	2,617	8,793	10,098
Certain employee termination charges	1,175	217	1,205	1,356
Discontinued product lines charges	—	310	—	1,368
Acquisition-related charges	2,120	485	3,113	2,808
Intangible asset amortization expense	4,721	6,132	19,390	24,991
Impairment charges	340	—	47,078	141
Convertible debt non-cash interest	1,598	236	6,463	8,520
Estimated income tax impact from adjustments and other items	(8,031)	(5,850)	(34,428)	(27,590)

Total of non-GAAP adjustments	11,603	9,180	87,539	46,015
Adjusted net income	$23,786	$21,966	$70,562	$87,219
Adjusted diluted net income per share	$0.78	$0.78	$2.45	$3.06
Weighted average common shares outstanding for diluted net (loss)/income per share	30,636	28,064	28,416	28,516
Non-GAAP adjustment for dilutive effects of equity awards	—	—	386	—
Weighted average common shares outstanding for adjusted diluted net income per share	30,636	28,064	28,802	28,516

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$120,614	$96,938
Accounts receivable, net	118,145	114,916
Inventory, net	213,431	171,806

Bank line of credit	186,875	321,875
Convertible securities	205,182	197,672

Stockholders' equity	670,180	517,775

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2014
	Low	High
GAAP net income	$48,200	$54,200
Non-GAAP adjustments:
Global ERP implementation charges	23,100	23,100
Structural optimization charges	20,700	20,700
Acquisition-related charges	7,600	7,600
Intangible asset amortization expense	22,500	22,500
Convertible debt non-cash interest	6,800	6,800
Estimated income tax impact from adjustments and other items	(30,000)	(30,000)

Total of non-GAAP adjustments	50,700	50,700
Adjusted net income	$98,900	$104,900
GAAP diluted net income per share	$1.46	$1.64
Non-GAAP adjustments detailed above (per share)	$1.54	$1.54
Adjusted diluted net income per share	$3.00	$3.18
Weighted average common shares outstanding for diluted net income per share	33,000	33,000

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2014

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	23,100	—	23,100	—	—	—
Structural optimization charges	20,700	18,500	2,200	—	—	—
Acquisition-related charges	7,600	1,100	6,500	—	—	—
Intangible asset amortization expense	22,500	6,700	—	15,800	—	—
Convertible debt non-cash interest	6,800	—	—	—	6,800	—
Estimated income tax impact from adjustments and other items	(30,000)	—	—	—	—	(30,000)

Source: Integra LifeSciences Holdings Corporation